UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2021

APACHE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4300	41-0747868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Post Oak Boulevard

Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure

On August 9, 2021, Apache Corporation (the “Issuer”) commenced cash tender offers (the “Offers”) to purchase up to $1.5 billion aggregate principal amount of any and all of its outstanding 4.250% notes due 2044, 4.750% notes due 2043, 4.375% notes due 2028, 5.100% notes due 2040, 4.875% notes due 2027, 4.250% notes due 2030, 7.625% debentures due 2096, 7.700% notes due 2026, 7.950% notes due 2026, 7.750% notes due 2029, 5.350% notes due 2049, 5.250% notes due 2042, 4.625% notes due 2025, 7.375% debentures due 2047 and 6.000% notes due 2037 (collectively, the “Notes”), as described in the Issuer’s Offer to Purchase, dated August 9, 2021 (the “Offer to Purchase”).

Consummation of the Offers and payment for the tendered Notes accepted for purchase are subject to the terms and the satisfaction or waiver of certain conditions described in the Offer to Purchase.

A copy of the press release relating to the commencement of the Offers is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein in its entirety.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or in the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated August 9, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION

Date: August 9, 2021	By:	/s/ Ben C. Rodgers
Ben C. Rodgers
Senior Vice President and Treasurer